Filed Pursuant to Rule 424(b)(2)
                                                     Registration No. 333-132747
================================================================================

                          Subject to Completion: PROSPECTUS SUPPLEMENT
                          (To Prospectus dated March 27, 2006)
                          Preliminary Prospectus Supplement dated April 25, 2006

PARTIAL PRINCIPAL PROTECTED NOTES

UBS AG $__ NOTES LINKED TO AN INDEX BASKET DUE __

Issuer (Booking Branch):    UBS AG (Jersey Branch)

Maturity Date:              We currently expect that the Notes will mature on a
                            date between October __, 2008 and January __, 2009, to be determined on or about April 26, 2006 (the
                            "trade date").

No Interest Payments:       We will not pay you interest during the term of the
                            Notes.

Index Basket:               The Index Basket (the "Basket") will be composed of
                            three indices (the "Basket Indices"). The Basket
                            Indices and their weightings in the Basket are as follows:

                            BASKET INDICES                                WEIGHT
                            ----------------------------------------------------
                            S&P 500(R) Index ("S&P 500 Index") .........     50%
                            FTSE(TM) 100 Index ("FTSE 100 Index") ......     30%
                            Swiss Market Index (SMI)(R) ("SMI Index") ..     20%

Payment at Maturity:        At maturity, you will receive a cash payment per $10
                            principal amount of the Notes based on the Basket
                            Return.

                            o If the Basket Return is positive, you will receive your principal plus an additional payment equal to 110% of the Basket Return.

                            o If the Basket Return is between 0% and -10%, you will receive $10.

                            o If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

                            See "Specific Terms of the Notes--Payment at
                            Maturity" beginning on page S-28.

Basket Return:              Basket Ending Level - Basket Starting Level
                            -------------------------------------------
                                       Basket Starting Level

Basket Starting Level:      100

Basket Ending Level:        The Basket Ending Level will be calculated as
                            follows:

                            100 x (1 + (50% of the S&P 500 Index + 30% of the FTSE 100 Index + 20% of the SMI Index Return)).

                            THE BASKET RETURN MAY BE NEGATIVE, AND AS A RESULT, YOU MAY LOSE SOME OF YOUR INVESTMENT.

No Listing:                 The Notes will not be listed or displayed on any
                            securities exchange, the Nasdaq National Market
                            System or any electronic communications network.

CUSIP Number:               __

SEE "RISK FACTORS" BEGINNING ON PAGE S-9 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                           Price to       Underwriting      Proceeds to
                            Public          Discount          UBS AG
Per Note ..........
Total .............

UBS INVESTMENT BANK                     UBS FINANCIAL SERVICES INC.

Prospectus Supplement dated April __, 2006

                                                                   [LOGO OF UBS]

================================================================================

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PROSPECTUS SUPPLEMENT SUMMARY

THE FOLLOWING IS A SUMMARY OF TERMS OF THE NOTES, AS WELL AS A DISCUSSION OF FACTORS YOU SHOULD CONSIDER BEFORE PURCHASING THE NOTES. THE INFORMATION IN THIS
SECTION IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED EXPLANATIONS SET FORTH ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. PLEASE NOTE THAT REFERENCES TO "UBS," "we," "our" and "us" refer only to UBS AG and NOT TO ITS CONSOLIDATED SUBSIDIARIES.

WHAT ARE THE NOTES?

The Partial Principal Protected Notes (the "Notes") are medium-term notes issued by UBS, offering principal protection for a decline of up to 10% in the Index Basket (the "Basket") and 110% participation in any appreciation of the Basket. The return on the Notes is linked to the performance of the Basket, which in turn is based on the performance of three indices (each a "Basket Index" and together, the "Basket Indices").

The Basket Indices and their relative weightings are set forth below:

       BASKET INDICES                                           WEIGHT
       ---------------------------------------------------------------
       S&P 500(R) Index ("S&P 500 Index") ...................      50%
       FTSE(TM) 100 Index ("FTSE 100 Index") ................      30%
       Swiss Market Index (SMI)(R) ("SMI Index") ............      20%

The relative weights of the Basket Indices will not change over the term of the Notes.

The S&P Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the S&P Index is based on the aggregate market value of 500 companies as of a particular time. The S&P Index is reported by Bloomberg L.P. under the ticker symbol "SPX."

The FTSE 100 Index is a capitalization-weighted index of the 100 most highly capitalized companies traded on the London Stock Exchange. The index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is reported by Bloomberg L.P. under the ticker symbol "UKX".

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of a maximum of 30 of its largest and most liquid large and mid-cap stocks. The SMI Index is reported by Bloomberg L.P. under the ticker symbol "SMI".

For further information concerning the Basket Indices, see "The Indices" beginning on page S-15.

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 110% of the Basket Return.

>     If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

--------------------------------------------------------------------------------

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We will not pay you interest during the term of the Notes.

The "Basket Return," which may be positive or negative, will be calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                     Basket Starting Level

The "Basket Starting Level" is 100 and the "Basket Ending Level" will be calculated as follows:

100 x (1 + (50% of the S&P 500 Index Return + 30% of the FTSE 100 Index Return +
                         20% of the SMI Index Return)).

The return on each of the Basket Indices over the term of the Notes will be based on the appreciation or depreciation in the level of the respective Basket Index over the term of the Notes, as measured from on or about April 26, 2006 (the "trade date") to a date between October __, 2008 and January __, 2009, to be determined on the trade date (the "final valuation date").

For further information concerning the calculation of the return on each Basket Index and of the payment at maturity, see "What are the steps to calculate payment at maturity?" beginning on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-28.

SELECTED PURCHASE CONSIDERATIONS

> Growth Potential--The Notes provide the opportunity for 110% participation in the potential appreciation in the level of the Basket from the trade date relative to the final valuation date. You will receive 110% of any Basket gains at maturity.

> Partial Principal Protection--At maturity, your principal is fully protected against a decline of up to 10% in the Basket. If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%.

> Minimum Investment--Your minimum investment is 10,000 Notes at a principal amount of $10.00 per Note (for a total minimum purchase of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves significant risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" beginning on page S-9.

> At maturity, the Notes are exposed to any decline in the level of the Basket in excess of 10%--If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

> Partial principal protection only if you hold the Notes to maturity--You should be willing to hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a discount and you will not have partial principal protection for a decline in the level of the Basket of up to 10%.

> Market risk--The return on the Notes, which may be positive or negative, is linked to the performance of the Basket Indices, and will depend on whether, and the extent to which, the Basket Return is positive or negative.

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S-2

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>     No interest payments--You will not receive any periodic interest payments on the Notes, and you will not receive any dividend payments or other distributions on the securities included in the S&P 500 Index (the "S&P 500 Index Constituent Stocks"), the FTSE 100 Index (the "FTSE 100 Index Constituent Stocks") or the SMI Index (the "SMI Index Constituent Stocks") and together with the S&P 500 Index Constituent Stocks and the FTSE 100 Index Constituent Stocks, the "Basket Constituent Stocks").

> No direct exposure to fluctuations in foreign exchange rates--The value of your Notes will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies upon which the Basket Constituent Stocks are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the Notes, you will not receive any additional payment or incur any reduction in payment at maturity.

> There may be little or no secondary market for the Notes--The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market will develop for the Notes. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time. If you sell your Notes prior to maturity, you may have to sell them at a substantial discount.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

> You seek an investment with a return linked to the performance of the Basket Indices.

> You seek an investment that offers partial principal protection when the Notes are held to maturity.

>     You are willing to hold the Notes to maturity.

>     You do not seek current income from this investment.

> You are willing to invest in the Notes based on the range indicated for the maturity date (the actual investment term will be set on the trade date).

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

> You do not seek an investment with exposure to any of the United States, Switzerland and the United Kingdom.

>     You are unable or unwilling to hold the Notes to maturity.

>     You seek an investment that is 100% principal protected.

> You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.

>     You seek current income from your investments.

>     You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN THE NOTES ARE UNCERTAIN. SOME OF THESE TAX CONSEQUENCES ARE SUMMARIZED BELOW, BUT WE URGE YOU TO READ THE MORE DETAILED DISCUSSION IN "Supplemental Tax Considerations--Supplemental U.S. Tax CONSIDERATIONS" ON PAGE S-36.

Pursuant to the terms of the Notes, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize your Notes as a pre-paid cash-settled forward contract with respect

--------------------------------------------------------------------------------

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to the Basket Indices. If your Notes are so treated, you would generally recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Notes. Such gain or loss would generally be long term capital gain or loss if you have held your Notes for more than one year.

IN THE OPINION OF OUR COUNSEL, SULLIVAN & CROMWELL LLP, IT WOULD BE REASONABLE TO TREAT YOUR NOTES IN THE MANNER DESCRIBED ABOVE. HOWEVER, BECAUSE THERE IS NO AUTHORITY THAT SPECIFICALLY ADDRESSES THE TAX TREATMENT OF THE NOTES, IT IS POSSIBLE THAT YOUR NOTES COULD ALTERNATIVELY BE TREATED FOR TAX PURPOSES IN THE MANNER DESCRIBED UNDER "Supplemental Tax Considerations--Supplemental U.S. Tax CONSIDERATIONS-- ALTERNATIVE TREATMENT" on page S-36.

WHAT ARE THE STEPS TO CALCULATE PAYMENT AT MATURITY?

Set forth below is an explanation of the steps necessary to calculate the payment at maturity on the Notes.

STEP 1: CALCULATE THE S&P 500 INDEX RETURN, THE FTSE 100 INDEX RETURN AND THE SMI INDEX RETURN.

The "S&P 500 Index Return" is calculated based on the closing level of the S&P 500 Index on the trade date relative to the final valuation date and is calculated as follows:

S&P 500 Index Return = S&P 500 Index Ending Level - S&P 500 Index Starting Level
                       ---------------------------------------------------------
                                     S&P 500 Index Starting Level

where the S&P 500 Index Starting Level is __ and the S&P 500 Index Ending Level will be the closing level of the S&P 500 Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

                                      FTSE 100 Index Ending Level -
              FTSE 100 Index Return = FTSE 100 Index Starting Level
                                      -----------------------------
                                      FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is __ and the FTSE 100 Index Ending Level will be the closing level of the Nikkei Index on the final valuation date.

The "SMI Index Return" is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

      SMI Index Return = SMI Index Ending Level - SMI Index Starting Level
                         -------------------------------------------------
                                     SMI Index Starting Level

where the SMI Index Starting Level is __ and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

STEP 2: CALCULATE THE BASKET ENDING LEVEL.

The Basket Ending Level will be calculated as follows:

100 x (1 + (50% of the S&P 500 Index Return + 30% of the FTSE 100 Index Return +
                         20% of the SMI Index Return)).

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S-4

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STEP 3: CALCULATE THE BASKET RETURN.

The Basket Return, which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

           Basket Return = Basket Ending Level - Basket Starting Level
                           -------------------------------------------
                                     Basket Starting Level

The Basket Starting Level is 100.

STEP 4: CALCULATE THE PAYMENT AT MATURITY.

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 110% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

            $10 + ($10 x (110% x Basket Return)).

>     If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

            $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

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                                                                             S-5

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HYPOTHETICAL EXAMPLES OF HOW THE NOTES PERFORM AT MATURITY

The examples below are based on the following assumptions:

--------------------------------------------------------------------------------
Principal Amount:               $10.00
Basket Starting Level:          100
Participation Rate:             110% if the Index Return is positive
Partial Principal Protection:   -10%
Investment Term:                2 years 6 months to 2 years 9 months (the actual
                                term will be determined on the trade date)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE 1 -- THE BASKET RETURN IS 50%
--------------------------------------------------------------------------------

CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

If we assume that the Basket Ending Level is 150, the Basket Return would therefore be 50%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 110% of the Basket Return, as set forth below:

o Principal amount of each Note =                                         $10.00
plus
o Principal amount of each Note x 110% x Basket Return
  $10.00 x 110% x 50% =                                                   $ 5.50
                                                                          ------
                                                            TOTAL:        $15.50
                                                                          ======

INVESTOR RECEIVES $15.50 AT MATURITY FOR EACH NOTE (A 55% TOTAL RETURN).

CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

o Principal amount =                                                      $10.00
plus
o Principal amount x Basket Return
  $10.00 x 50% =                                                          $ 5.00
                                                                          ------
                                                            TOTAL:        $15.00
                                                                          ======

ON A $10.00 INVESTMENT, 50% OF WHICH IS COMPOSED OF THE S&P 500 INDEX, 30% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 20% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $15.00 (A 50% TOTAL RETURN).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE 2 -- THE BASKET RETURN IS 120%
--------------------------------------------------------------------------------

CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

If we assume that the Basket Ending Level is 220, the Basket Return would therefore be 120%. The investor would receive at maturity the principal amount of each Note plus a payment equal to 110% of the Basket Return, as set forth below:

o Principal amount of each Note =                                         $10.00
plus
o Principal amount of each Note x 110% x Basket Return
  $10.00 x 110% x 120% =                                                  $13.20
                                                                          ------
                                                            TOTAL:        $23.20
                                                                          ======

INVESTOR RECEIVES $23.20 AT MATURITY FOR EACH NOTE (A 132% TOTAL RETURN).

CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

o Principal amount =                                                      $10.00
plus
o Principal amount x Basket Return
  $10.00 x 120% =                                                         $12.00
                                                                          ------
                                                            TOTAL:        $22.00
                                                                          ======

ON A $10.00 INVESTMENT, 30% OF WHICH IS COMPOSED OF THE S&P 500 INDEX, 30% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 20% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $22.00 (A 120% TOTAL RETURN).

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S-6

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EXAMPLE 3 -- THE BASKET RETURN IS -10%
--------------------------------------------------------------------------------

CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

If we assume that the Basket Ending Level is 90, the Basket Return would therefore be -10%. Since the Notes provide partial principal protection for up to a 10% decline in the Basket, the investor would receive at maturity the full principal amount, as set forth below:

Principal amount of each Note =                                           $10.00
                                                            TOTAL:        $10.00
                                                                          ======

INVESTOR RECEIVES $10.00 AT MATURITY FOR EACH NOTE (A 0% TOTAL RETURN).

CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

o Principal amount =                                                      $10.00
plus
o Principal amount x Basket Return
  $10.00 x (-10%) =                                                      -$ 1.00
                                                                          ------
                                                            TOTAL:        $ 9.00
                                                                          ======

ON A $10.00 INVESTMENT, 50% OF WHICH IS COMPOSED OF THE S&P 500 INDEX, 30% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 20% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $9.00 (A 10% LOSS).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
EXAMPLE 4 -- THE BASKET RETURN IS -50%
--------------------------------------------------------------------------------

CALCULATION OF CASH PAYMENT AT MATURITY ON THE NOTES

If we assume that the Basket Ending Level is 50, the Basket Return would therefore be -50%, which is less than -10%. The investor loses 1% (or fraction thereof) of the principal amount at maturity for every percentage point (or fraction thereof) the Basket Return is below -10%, as set forth below:

o Principal amount of each Note =                                         $10.00
plus
o Principal amount of each Note x (Basket Return + 20%)
  $10.00 x (-50% + 10%)
  $10.00 x (-40%) =                                                      -$ 4.00
                                                                          ------
                                                            TOTAL:        $ 6.00
                                                                          ======

INVESTOR RECEIVES $6.00 AT MATURITY FOR EACH NOTE (A 40% LOSS).

CALCULATION OF COMPARATIVE RETURN ON A $10.00 DIRECT INVESTMENT IN THE BASKET

o Principal amount =                                                      $10.00
plus
o Principal amount x Basket Return
  $10.00 x (-50%) =                                                      -$ 5.00
                                                                          ------
                                                            TOTAL:        $ 5.00
                                                                          ======

ON A $10.00 INVESTMENT, 50% OF WHICH IS COMPOSED OF THE S&P 500 INDEX, 30% OF WHICH IS COMPOSED OF THE FTSE 100 INDEX AND 20% OF WHICH IS COMPOSED OF THE SMI INDEX, AN INVESTOR WOULD RECEIVE $5.00 (A 50% LOSS).

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                                                                             S-7

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HYPOTHETICAL PERFORMANCE OF THE NOTES AT MATURITY

The table and graph below represent the hypothetical performance of an investment in the Notes compared to an investment, 50% of which is composed of the S&P 500 Index, 30% of which is composed of the FTSE 100 Index and 20% of which is composed of the SMI Index.

--------------------------------------------------------------------------------
ASSUMPTIONS:
--------------------------------------------------------------------------------
Principal Amount:              $10
Basket Starting Level          100
Participation Rate:            110% if the Index Return is positive
Partial Principal Protection:  -10%
Basket Performance:            100% to -100%
Term:                          2 years 6 months to 2 years 9 months (the actual
                               term will be determined on the trade date)
--------------------------------------------------------------------------------

       -----------------------------           -------------------------------
         PERFORMANCE OF THE BASKET                 PERFORMANCE OF THE NOTES
       -----------------------------           -------------------------------
          BASKET             BASKET            NOTES PAYMENT            NOTES
       ENDING LEVEL          RETURN*            AT MATURITY            RETURN*
       -----------------------------           -------------------------------
            200              100.0%                $21.00              110.0%
            190               90.0%                $19.90               99.0%
            180               80.0%                $18.80               88.0%
            160               60.0%                $16.60               66.0%
            140               40.0%                $14.40               44.0%
            120               20.0%                $12.20               22.0%
            110               10.0%                $11.10               11.0%
       -----------------------------           -------------------------------
            100                0.0%                $10.00                0.0%
       -----------------------------           -------------------------------
             95               -5.0%                $10.00                0.0%
       -----------------------------           -------------------------------
             90              -10.0%                $10.00                0.0%
       -----------------------------           -------------------------------
             80              -20.0%                 $9.00              -10.0%
             70              -30.0%                 $8.00              -20.0%
             60              -40.0%                 $7.00              -30.0%
             50              -50.0%                 $6.00              -40.0%
             20              -80.0%                 $3.00              -70.0%
              0             -100.0%                 $1.00              -90.0%
       -----------------------------           -------------------------------

* Percentages have been rounded for ease of analysis

                               [BAR CHART OMITTED]

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S-8
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RISK FACTORS

The return on the Notes is linked to the performance of the S&P 500(R) Index (the "S&P 500 Index"), FTSE(TM) 100 Index (the "FTSE 100 Index") and the Swiss Market Index (SMI)(R) (the "SMI Index") and together with the S&P 500 Index, and the FTSE 100 Index, the "Basket Indices"). Investing in the Notes is not equivalent to a direct investment in the Basket Indices. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

YOU MAY LOSE SOME OF YOUR PRINCIPAL.

The Notes combine features of equity and debt. The Notes differ from those of ordinary debt securities in that we will not pay you a fixed amount at maturity or interest during the term of the Notes. Instead, we will pay you in cash at maturity an amount based on the performance of the Basket Indices, subject to partial principal protection for declines of up to 10% in the Basket. The Notes are exposed to a decline in the Basket greater than 10%. You will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, YOU CAN LOSE UP TO 90% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE BASKET DECLINES BY MORE THAN 10% OVER THE TERM OF THE NOTES.

THE BASKET IS COMPOSED OF THE THREE BASKET INDICES; ANY POSITIVE RETURN IN ANY BASKET INDEX MAY BE OFFSET BY A NEGATIVE RETURN IN ANOTHER BASKET INDEX.

The Notes are linked to the performance of a Basket, 50% of which is composed of the S&P 500 Index, 30% of which is composed of the FTSE 100 Index, and 20% of which is composed of the SMI Index. The performance of the Basket will be based on the appreciation or depreciation of the level of each Basket Index on the trade date relative to the final valuation date, weighted according to their composition in the Basket. A positive return in any Basket Index may be offset by a negative return in another Basket Index resulting in a negative Basket Return. For example, a +20% SMI Index Return would be completely offset by a -25% S&P 500 Index Return and -25% FTSE 100 Index Return, resulting in a Basket Return of -13.6% and a corresponding total return of the Notes of -3.6%.

OWNING THE NOTES IS NOT THE SAME AS OWNING THE BASKET CONSTITUENT STOCKS.

The return on your Notes may not reflect the return you would realize if you actually owned the Basket Constituent Stocks. This is the case because the level of the Basket Indices are calculated in part by reference to the prices of the Basket Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

Even if the level of the Basket increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of each Basket Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE BASKET WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY.

The policies of Standard &Poor's, a division of The McGraw-Hill Companies, Inc. (the "S&P 500 Index Sponsor") with respect to the S&P 500 Index, FTSE International Limited (the "FTSE 100 Index Sponsor") with respect to the FTSE 100 Index, and SWX-Swiss Exchange (the "SMI Index Sponsor") with respect to the SMI Index (the S&P 500 Index Sponsor, the FTSE 100 Index Sponsor, and the SMI Index Sponsor are collectively referred to as the "Index Sponsors") concerning the calculation of the Basket Indices, additions, deletions or substitutions of the Basket Constituent Stocks and the manner in

RISK FACTORS
--------------------------------------------------------------------------------

which changes affecting the Basket Constituent Stocks or the issuers of the Basket Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in its respective Basket Index, could affect its respective Basket Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if any Index Sponsor changes these policies, for example, by changing the manner in which it calculates its respective Basket Index, or if any Index Sponsor discontinues or suspends calculation or publication of its respective Basket Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur or if the Basket Ending Level is not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of UBS--may determine the Basket Ending Level or fair market value of the Notes--and, thus, the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES.

You should be willing to hold your Notes to maturity. There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS currently intend to make a market for the Notes, although they are not required to do so. UBS Securities LLC or any other affiliate of UBS may stop any such market making activities at any time.

If you sell your Notes before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses. In addition, you will not have protection for a decline in the Basket of up to 10%.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS.

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that, generally, the level of the Basket Indices on any day will affect the market value of the Notes more than any other single factor. Other factors that may influence the market value of the Notes include:

> the volatility of each Basket Index (i.e., the frequency and magnitude of changes in the level of each Basket Index);

> the composition of each Basket Index and changes to its constituent stocks;

>     the market prices of the Basket Constituent Stocks;

> the dividend rate paid on Basket Constituent Stocks (while not paid to the holders of the Notes, dividend payments on Basket Constituent Stocks may influence the market price of Basket Constituent Stocks and the level of each Basket Index, and therefore affect the market value of the Notes);

> the volatility of the exchange rate between the U.S. dollar and each of the currencies upon which the Basket Constituent Stocks are denominated;

> interest rates in the U.S. market and in each market related to the Basket Constituent Stocks;

>     the time remaining to the maturity of the Notes;

> supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker;

RISK FACTORS
--------------------------------------------------------------------------------

> economic, financial, political, regulatory, judicial or other events that affect the level of the Basket or the market price of the Basket Constituent Stocks or that affect stock markets generally; and

>     the creditworthiness of UBS.

HISTORICAL PERFORMANCE OF THE BASKET INDICES SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE BASKET INDICES DURING THE TERM OF THE NOTES.

The trading prices of the Basket Constituent Stocks will determine the level of each Basket Index. The historical performance of each Basket Index should not be taken as an indication of the future performance of each Basket Index. As a result, it is impossible to predict whether the level of any Basket Index will rise or fall. Trading prices of the Basket Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the market prices of the Basket Constituent Stocks discussed above.

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN BASKET CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON BASKET CONSTITUENT STOCKS OR ONE OR MORE OF THE BASKET INDICES, MAY IMPAIR THE MARKET VALUE OF THE NOTES.

As described below under "Use of Proceeds and Hedging" on page S-34, UBS or its affiliates may hedge their obligations under the Notes by purchasing Basket Constituent Stocks, futures or options on Basket Constituent Stocks or one or more of the Basket Indices, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices, and they may adjust these hedges by, among other things, purchasing or selling Basket Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

UBS or its affiliates may also engage in trading in Basket Constituent Stocks and other investments relating to Basket Constituent Stocks or one or more of the Basket Indices on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Basket Constituent Stocks and the levels of one or more of the Basket Indices and, therefore, the market value of the Notes. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Basket Constituent Stocks or one or more of the Basket Indices. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Notes.

THE BUSINESS ACTIVITIES OF UBS OR ITS AFFILIATES MAY CREATE CONFLICTS OF
INTEREST.

As noted above, UBS and its affiliates expect to engage in trading activities related to one or more of the Basket Indices and the Basket Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions for their customers and in accounts under their management. These trading activities, if they influence the level of one or more of the Basket Indices, could be adverse to such holders' interests as beneficial owners of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Basket Constituent Stocks, including making loans to or providing advisory services to those companies. These

RISK FACTORS
--------------------------------------------------------------------------------

services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes as beneficial owners of the Notes. Moreover, UBS and UBS Securities LLC have published, and in the future expect to publish, research reports with respect to some or all of the issuers of the Basket Constituent Stocks and one or more of the Basket Indices. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Basket Constituent Stocks and the levels of the Basket Indices and, therefore, the market value of the Notes.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE BASKET CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE BASKET CONSTITUENT STOCKS.

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Basket Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Basket Constituent Stocks may have.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH THE INDEX SPONSORS AND ARE NOT RESPONSIBLE FOR THEIR PUBLIC DISCLOSURE OF INFORMATION.

UBS and its affiliates are not affiliated with the Index Sponsors in any way (except for licensing arrangements discussed below in "The Indices" beginning on page S-15) and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding their methods or policies relating to the calculation of each Basket Index. If the Index Sponsors discontinue or suspend the calculation of their respective Basket Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the particular Basket Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-30 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Basket Indices; Alteration of Method of Calculation" on page S-32. The Index Sponsors are not involved in the offer of the Notes in any way and have no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about each Index Sponsor and each Basket Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Basket Indices or the Index Sponsors contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Basket Indices and the Index Sponsors.

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT.

UBS's affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-33. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting the Basket Constituent Stocks or one or more of the Basket Indices has occurred or is continuing on a day when the calculation agent will determine the Basket Ending Level for a particular Basket Index. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

RISK FACTORS
--------------------------------------------------------------------------------

THE CALCULATION AGENT CAN POSTPONE THE CALCULATION OF THE BASKET ENDING LEVEL FOR THE BASKET OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE.

The determination of the Basket Ending Level for the Basket may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days.

If the determination of the Basket Ending Level for the Basket is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" beginning on page S-30.

THE BASKET RETURN FOR THE NOTES WILL NOT BE ADJUSTED FOR CHANGES IN EXCHANGE RATES THAT MIGHT AFFECT THE S&P 500 INDEX, THE FTSE 100 INDEX OR THE SMI INDEX.

Although all of the Basket Constituent Stocks are traded in currencies other than U.S. dollars, and the Notes are denominated in U.S. dollars, the amount payable on the Notes at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies upon which Basket Constituent Stocks are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Basket Return for the Notes. The amount we pay in respect of the Notes on the maturity date will be based solely upon the Basket Return. See "Specific Terms of the Notes--Payment at Maturity" beginning on page S-28.

AN INVESTMENT IN THE NOTES IS SUBJECT TO RISKS ASSOCIATED WITH NON-U.S. SECURITIES MARKETS.

The Basket Constituent Stocks have been issued by non-U.S. companies. An investment in securities linked to the value of non-U.S. equity securities involves particular risks. Non-U.S. securities markets may be more volatile than U.S. securities markets and market developments may affect non-U.S. securities markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. securities markets, as well as cross shareholdings among non-U.S. companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

Securities prices in non-U.S. securities markets are subject to political, economic, financial and social factors that may apply in that geographical region. These factors, which could negatively affect the securities markets of countries in the region, include the possibility of recent or future changes in the economic and fiscal policies of governments in the region, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to companies or investments in equity securities in non-U.S. countries, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility and political instability and the possibility of natural disaster or adverse public health developments in the region. Moreover, the economies of certain non-U.S. countries may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

RISK FACTORS
--------------------------------------------------------------------------------

SIGNIFICANT ASPECTS OF THE TAX TREATMENT OF THE NOTES ARE UNCERTAIN.

Significant aspects of the tax treatment of the Notes are uncertain. We do not plan to request a ruling from the Internal Revenue Service or from any Swiss authorities regarding the tax treatment of the Notes, and the Internal Revenue Service or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled "What are the tax consequences of the Notes?" in the summary section of page S-3, "Supplemental Tax Considerations" beginning on page S-36, and the sections "U.S. Tax Considerations" and "Tax Considerations Under the Laws of Switzerland" in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

THE SELECTION OF BASKET INDICES IS NOT BASED ON UBS RESEARCH.

The selection of Basket Indices included in the Basket is not based on UBS research.

THE INCLUSION OF COMMISSIONS AND COMPENSATION IN THE ORIGINAL ISSUE PRICE IS LIKELY TO ADVERSELY AFFECT SECONDARY MARKET PRICES.

Assuming no change in market conditions or any other relevant factors, the price, if any, at which UBS Securities LLC or its affiliates are willing to purchase the notes in secondary market transactions will likely be lower than the initial public offering price, since the initial public offering price included, and secondary market prices are likely to exclude, commissions or other compensation paid with respect to the notes. In addition, any such prices may differ from values determined by pricing models used by UBS Securities LLC or its affiliates, as a result of dealer discounts, mark-ups or other transactions.

--------------------------------------------------------------------------------

THE INDICES

THE S&P 500(R) INDEX

We have derived all information regarding the S&P 500(R) Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time (the "Index Constituent Stocks") compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of March 31, 2006, 425 companies or 86.1% of the Index by market capitalization traded on the New York Stock Exchange, 75 companies or 13.9% of the Index by market capitalization traded on The Nasdaq Stock Market, and 0 companies or 0.0% of the Index by market capitalization traded on the American Stock Exchange. As of March 1, 2006, the Index represented approximately 72% of the market value of S&P's internal database of over 6,956 equities. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 6,956 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index with the number of companies currently included in each group indicated in parentheses:
Consumer Discretionary (88), Consumer Staples (39), Energy (30), Financials
(84), Health Care (58), Industrials (53), Information Technology (77), Materials
(31), Telecommunication Services (8) and Utilities (32). S&P may, from time to time, in its sole discretion, add companies to or delete companies from the Index to achieve the objectives stated above.

S&P calculates the Index by reference to the prices of the Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the Index as of a particular time as follows:

> the product of the market price per share and the number of then outstanding shares of each component stock, adjusted as described below, is determined as of that time (referred to as the "market value" of that stock);

>     the market values of all component stocks as of that time are aggregated;

> the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

THE INDICES
--------------------------------------------------------------------------------

> the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

> the current aggregate market value of all component stocks is divided by the base value; and

>     the resulting quotient, expressed in decimals, is multiplied by ten.

Prior to March 2005, the market value of a component stock was calculated as the product of the market price per share and the total number of outstanding shares of the component stock. In September 2004, S&P announced that it would transition to using a "float-adjusted" number of shares to calculate the Index, meaning that, with respect to each component stock, only the number of shares of such stock available to investors, rather than all of the outstanding shares, would be used to determine the component stock's market value. The transition to float adjustment took place in two steps. The first step took place in March 2005, when S&P began calculating market value as the product of the market price per share and the average of the number of outstanding shares and the float-adjusted number of shares of a component stock. The second step took place in September 2005, when S&P began using only the float-adjusted number of shares to calculate market value.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

>     the issuance of stock dividends;

> the granting to shareholders of rights to purchase additional shares of stock;

>     the purchase of shares by employees pursuant to employee benefit plans;

>     consolidations and acquisitions;

> the granting to shareholders of rights to purchase other securities of the issuer;

>     the substitution by S&P of particular component stocks in the Index; or

>     other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                                New Market Value
               Old Base Value x ---------------- = New Base Value
                                Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes. S&P does not guarantee the accuracy or the completeness of the Index or any data included in the Index. S&P assumes no liability for any errors, omissions or disruption in the

THE INDICES
--------------------------------------------------------------------------------

calculation and dissemination of the Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE S&P 500(R) INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the Index on April 20, 2006 was 1,311.46. The actual Index starting level will be the closing level of the Index on the trade date.

The graph below illustrates the performance of the Index from December 31, 1987 through April 20, 2006.

                                  [BAR CHART]

  [The following table was depicted as a bar chart in the printed materials.]

                         1988         247.08
                                      257.07
                                      267.82
                                      258.89
                                      261.33
                                      262.16
                                       273.5
                                      272.02
                                      261.52
                                      271.91
                                      278.97
                                       273.7
                                      277.72
                                      297.47
                                      288.86
                                      294.87
                                      309.64
                                      320.52
                                      317.98
                                      346.08
                                      351.45
                                      349.15
                                      340.36
                                      345.99
                         1990          353.4
                                      329.08
                                      331.89
                                      339.94
                                       330.8
                                      361.23
                                      358.02
                                      356.15
                                      322.56
                                      306.05
                                         304
                                      322.22
                                      330.22
                                      343.93
                                      367.07
                                      375.22
                                      375.34
                                      389.83
                                      371.16
                                      387.81
                                      395.43
                                      387.86
                                      392.45
                                      375.22
                         1992         417.09
                                      408.79
                                       412.7
                                      403.69
                                      414.95
                                      415.35
                                      408.14
                                      424.22
                                      414.03
                                       417.8
                                      418.68
                                      431.35
                                      435.71
                                      438.78
                                      443.38
                                      451.67
                                      440.19
                                      450.19
                                      450.53
                                      448.13
                                      463.56
                                      458.93
                                      467.83
                                      461.79
                         1994         466.45
                                      481.61
                                      467.14
                                      445.77
                                      450.91
                                      456.51
                                      444.27
                                      458.26
                                       475.5
                                      462.71
                                      472.35
                                      453.69
                                      459.27
                                      470.42
                                      487.39
                                      500.71
                                      514.71
                                       533.4
                                      544.75
                                      562.06
                                      561.88
                                      584.41
                                       581.5
                                      605.37
                         1996         615.93
                                      636.02
                                      640.43
                                       645.5
                                      654.17
                                      669.12
                                      670.63
                                      639.95
                                      651.99
                                      687.31
                                      705.27
                                      757.02
                                      740.74
                                      786.16
                                      790.82
                                      757.12
                                      801.34
                                      848.28
                                      885.14
                                      954.29
                                      899.47
                                      947.28
                                      914.62
                                       955.4
                         1998         970.43
                                      980.28
                                     1049.34
                                     1101.75
                                     1111.75
                                     1090.82
                                     1133.84
                                     1120.67
                                      957.28
                                     1017.01
                                     1098.67
                                     1163.63
                                     1229.23
                                     1279.64
                                     1238.33
                                     1286.37
                                     1335.18
                                     1301.84
                                     1372.71
                                     1328.72
                                     1320.41
                                     1282.71
                                     1362.93
                                     1388.91
                         2000        1469.25
                                     1394.46
                                     1366.42
                                     1498.58
                                     1452.43
                                      1420.6
                                      1454.6
                                     1430.83
                                     1517.68
                                     1436.51
                                      1429.4
                                     1314.95
                                     1320.28
                                     1366.01
                                     1239.94
                                     1160.33
                                     1249.46
                                     1255.82
                                     1224.42
                                     1211.23
                                     1133.58
                                     1040.94
                                     1059.78
                                     1139.45
                         2002
                                      1130.2
                                     1106.73
                                     1147.39
                                     1076.92
                                     1067.14
                                      989.82
                                      911.62
                                      916.07
                                      815.28
                                      885.76
                                      936.31
                                      879.82
                                       855.7
                                      841.15
                                      848.18
                                      916.92
                                      963.59
                                       974.5
                                      990.31
                                     1008.01
                                      995.97
                                     1050.71
                                      1058.2
                         2004        1111.92
                                     1131.13
                                     1144.94
                                     1126.21
                                      1107.3
                                     1120.68
                                     1140.84
                                     1101.72
                                     1104.24
                                     1114.58
                                      1130.2
                                     1173.82
                                     1211.92
                                     1181.27
                                      1203.6
                                     1180.59
                                     1156.85
                                      1191.5
                                     1191.33
                                     1234.18
                                     1220.33
                                     1228.81
                                     1207.01
                                     1249.48
                         2006        1248.29
                                     1280.08
                                     1280.66
                                     1294.83
                                     1311.46

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Notes. The Index is owned and published by S&P.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners

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THE INDICES
--------------------------------------------------------------------------------

of the Notes into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

THE FTSE(TM) 100 INDEX

We have derived all information regarding the FTSE(TM) 100 Index (the "FTSE 100 Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, FTSE International Limited ("FTSE" also, the "FTSE 100 Index Sponsor"). The FTSE 100 Index Sponsor has copyright and all other rights to the FTSE 100 Index. The FTSE 100 Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index. We do not assume any responsibility for the accuracy or completeness of such information.

The FTSE 100 Index was developed with a base value of 1,000 as of January 3, 1984. The FTSE 100 Index is a capitalization-weighted index and consists of the 100 most highly capitalized companies traded on the London Stock Exchange (the "Exchange"). To qualify, companies must have a full listing on the Exchange with a Sterling or Euro denominated price on SETS, subject to eligibility screens. The FTSE Europe/Middle East/Africa Regional ("EMEA") Committee meets quarterly, on the Wednesday after the first Friday in March, June, September and December, to review the constituents of the FTSE 100 Index. A constant number of constituents are maintained for the FTSE 100 Index. For the purposes of computing the FTSE 100 Index, the number of shares in issue for each constituent security is expressed to the nearest share and, to prevent a large number of insignificant weighting changes, the number of shares in issue for each constituent security is amended only when the total shares in issue held within the index system changes by more than 1% on a cumulative basis. Changes are made quarterly after the close of business on the third Friday of March, June, September and December. However, if a corporate action is applied to a FTSE 100 Index constituent which involves a change in the number of shares in issue, the change in shares will be applied simultaneously with the corporate action, and if accumulated changes in the number of shares in issue add up to 10% or more, or when an accumulated share change represents US$2 billion of a company's total market capitalization, such changes are implemented between quarters. A minimum of 4 days notice is given to users of the FTSE 100 Index. WM/Reuters Spot Rates are used to convert the market capitalization into U.S. dollars. The US$2 billion threshold may be adjusted annually

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THE INDICES
--------------------------------------------------------------------------------

in December by the FTSE Equity Indices Committee, and such adjustment would be applied for the first time at the next review in March of the following year.

The FTSE 100 Index is calculated in real-time and published every 15 seconds during the FTSE 100 Index opening hours, using real time prices. The FTSE 100 Index Return is calculated based on the closing levels of the FTSE 100 Index, as reported by Bloomberg L.P. under ticker symbol "UKX."

STOCKS INCLUDED IN THE FTSE 100 INDEX

According to publicly available information on April 20, 2006, securities comprising the FTSE 100 Index (the FTSE 100 Index Constituent Stocks) consist of the companies listed below. The weighting of each of the FTSE 100 Index Constituent Stocks within the FTSE 100 Index is also provided. All data listed below is as of April 20, 2006.

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--------------------------------------------------------------------------------

NAME                                                  SECTOR                                          % WEIGHT
----                                                  ------                                          --------
BP PLC                                                Energy                                            9.48%
HSBC Holdings PLC                                     Financial                                         7.29%
GlaxoSmithKline PLC                                   Consumer, Non-cyclical                            5.80%
Vodafone Group PLC                                    Communications                                    5.19%
Royal Dutch Shell PLC                                 Energy                                            4.97%
Royal Bank of Scotland Group PLC                      Financial                                         3.84%
Royal Dutch Shell PLC                                 Energy                                            3.68%
AstraZeneca PLC                                       Consumer, Non-cyclical                            3.16%
Barclays PLC                                          Financial                                         2.92%
HBOS PLC                                              Financial                                         2.45%
Anglo American PLC                                    Basic Materials                                   2.36%
Rio Tinto PLC                                         Basic Materials                                   2.18%
Lloyds TSB Group PLC                                  Financial                                         1.95%
BHP Billiton PLC                                      Basic Materials                                   1.89%
BG Group PLC                                          Energy                                            1.82%
Diageo PLC                                            Consumer, Non-cyclical                            1.74%
Tesco PLC                                             Consumer, Non-cyclical                            1.72%
British American Tobacco PLC                          Consumer, Non-cyclical                            1.48%
Aviva PLC                                             Financial                                         1.28%
Standard Chartered PLC                                Financial                                         1.25%
BT Group PLC                                          Communications                                    1.19%
Unilever PLC                                          Consumer, Non-cyclical                            1.13%
Prudential PLC                                        Financial                                         1.07%
National Grid PLC                                     Utilities                                         1.03%
Reckitt Benckiser PLC                                 Consumer, Non-cyclical                            0.97%
BAE Systems PLC                                       Industrial                                        0.90%
SABMiller PLC                                         Consumer, Non-cyclical                            0.88%
Imperial Tobacco Group PLC                            Consumer, Non-cyclical                            0.82%
Cadbury Schweppes PLC                                 Consumer, Non-cyclical                            0.78%
Scottish Power PLC                                    Utilities                                         0.72%
Old Mutual PLC                                        Financial                                         0.71%
Centrica PLC                                          Utilities                                         0.71%
Scottish & Southern Energy PLC                        Utilities                                         0.66%
Marks & Spencer Group PLC                             Consumer, Cyclical                                0.66%
Xstrata PLC                                           Basic Materials                                   0.63%
BAA PLC                                               Industrial                                        0.62%
Legal & General Group PLC                             Financial                                         0.61%
GUS PLC                                               Consumer, Cyclical                                0.59%
Land Securities Group PLC                             Financial                                         0.59%
WPP Group PLC                                         Communications                                    0.59%
Rolls-Royce Group PLC                                 Industrial                                        0.57%
Wolseley PLC                                          Consumer, Cyclical                                0.55%
Man Group Plc                                         Financial                                         0.54%
BOC Group PLC                                         Basic Materials                                   0.53%
British Sky Broadcasting PLC                          Communications                                    0.47%
Reed Elsevier PLC                                     Communications                                    0.46%
British Land Co PLC                                   Financial                                         0.45%
Pearson PLC                                           Communications                                    0.40%
United Utilities PLC                                  Utilities                                         0.40%
Carnival PLC                                          Consumer, Cyclical                                0.39%
Smiths Group PLC                                      Industrial                                        0.38%
Gallaher Group PLC                                    Consumer, Non-cyclical                            0.38%
Hanson PLC                                            Industrial                                        0.36%
Kingfisher PLC                                        Consumer, Cyclical                                0.35%
Reuters Group PLC                                     Communications                                    0.35%
Compass Group PLC                                     Consumer, Cyclical                                0.34%
Alliance & Leicester PLC                              Financial                                         0.34%
WM Morrison Supermarkets PLC                          Consumer, Non-cyclical                            0.34%
3i Group PLC                                          Financial                                         0.34%

THE INDICES
--------------------------------------------------------------------------------

NAME                                                  SECTOR                                          % WEIGHT
----                                                  ------                                          --------
ITV PLC                                               Communications                                    0.32%
Smith & Nephew PLC                                    Consumer, Non-cyclical                            0.31%
Northern Rock PLC                                     Financial                                         0.31%
Scottish & Newcastle PLC                              Consumer, Non-cyclical                            0.31%
Amvescap PLC                                          Financial                                         0.30%
International Power PLC                               Utilities                                         0.30%
Imperial Chemical Industries PLC                      Basic Materials                                   0.30%
J Sainsbury PLC                                       Consumer, Non-cyclical                            0.29%
Friends Provident PLC                                 Financial                                         0.28%
Shire PLC                                             Consumer, Non-cyclical                            0.28%
British Energy Group PLC                              Utilities                                         0.28%
Intercontinental Hotels Group PLC                     Consumer, Cyclical                                0.27%
Next PLC                                              Consumer, Cyclical                                0.27%
Severn Trent PLC                                      Utilities                                         0.27%
Persimmon PLC                                         Consumer, Cyclical                                0.27%
Royal & Sun Alliance Insurance Group                  Financial                                         0.27%
Liberty International PLC                             Financial                                         0.26%
British Airways PLC                                   Consumer, Cyclical                                0.26%
Corus Group PLC                                       Basic Materials                                   0.25%
Yell Group PLC                                        Communications                                    0.25%
Cairn Energy Plc                                      Energy                                            0.25%
DSG International PLC                                 Consumer, Cyclical                                0.23%
Hammerson Plc                                         Financial                                         0.22%
Boots Group PLC                                       Consumer, Cyclical                                0.22%
Sage Group PLC                                        Technology                                        0.22%
Associated British Foods PLC                          Consumer, Non-cyclical                            0.21%
Brambles Industries PLC                               Consumer, Non-cyclical                            0.21%
Johnson Matthey PLC                                   Basic Materials                                   0.21%
Enterprise Inns Plc                                   Consumer, Cyclical                                0.21%
Rexam PLC                                             Industrial                                        0.21%
Capita Group PLC                                      Consumer, Non-cyclical                            0.20%
Kelda Group Plc                                       Utilities                                         0.19%
Rentokil Initial PLC                                  Consumer, Non-cyclical                            0.19%
Tate & Lyle PLC                                       Consumer, Non-cyclical                            0.18%
Cable & Wireless PLC                                  Communications                                    0.17%
Ladbrokes PLC                                         Consumer, Cyclical                                0.16%
Alliance Unichem PLC                                  Consumer, Non-cyclical                            0.16%
Kazakhmys PLC                                         Basic Materials                                   0.15%
Schroders PLC                                         Financial                                         0.13%
Daily Mail & General Trust                            Communications                                    0.13%
Antofagasta PLC                                       Basic Materials                                   0.12%
PartyGaming PLC                                       Consumer, Cyclical                                0.12%
Schroders PLC                                         Financial                                         0.05%

THE LONDON STOCK EXCHANGE

The London Stock Exchange (the "Exchange"), one of the world's leading stock exchanges, organizes, operates and regulates key aspects of the United Kingdom's capital market. All securities listed in the FTSE 100 Index must be listed on the Exchange. The Exchange is subject to the law of the United Kingdom, which stipulates the concept of self-regulation and compliance with international standards. The Exchange has two primary markets - the Main Market and AIM. More than 300 firms worldwide trade as members of the Exchange.

HISTORICAL CLOSING LEVELS OF THE FTSE 100 INDEX

Since its inception, the FTSE 100 Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the FTSE 100 Index during any period shown below is not an indication that the value of the FTSE 100 Index is more or less likely to increase or decrease at any time

THE INDICES
--------------------------------------------------------------------------------

during the term of the Notes. The historical closing levels of the FTSE 100 Index do not give any indication of the future performance of the FTSE 100 Index. UBS cannot make any assurance that the future performance of the FTSE 100 Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the FTSE 100 Index as of April 20, 2006 was 6,081.40.

The following graph sets forth the historical performance of the FTSE 100 Index from January 30, 1987, through April 20, 2006.

                                  [BAR CHART]

  [The following table was depicted as a bar chart in the printed materials.]

                              1988         1712.7
                                           1790.8
                                           1768.8
                                           1742.5
                                           1802.2
                                           1784.4
                                           1857.6
                                           1853.6
                                           1753.6
                                           1826.5
                                           1852.4
                                           1792.4
                                           1793.4
                                           2052.1
                                           2002.4
                                             2075
                                           2118.3
                                           2114.4
                                             2151
                                             2297
                                           2387.9
                                           2299.3
                                           2142.6
                                           2276.8
                              1990         2422.7
                                           2337.3
                                           2255.4
                                           2247.9
                                           2103.4
                                           2345.2
                                           2374.7
                                           2326.2
                                           2162.8
                                           1990.3
                                           2050.3
                                           2149.3
                                           2143.4
                                           2170.1
                                           2380.8
                                           2456.6
                                           2486.3
                                           2499.5
                                           2414.7
                                           2588.7
                                           2645.7
                                           2621.7
                                             2566
                                           2420.2
                              1992         2493.1
                                           2571.2
                                           2562.1
                                           2440.1
                                           2654.1
                                           2707.6
                                           2521.2
                                           2399.6
                                           2312.6
                                             2553
                                           2658.3
                                           2778.8
                                           2846.5
                                           2807.2
                                             2868
                                           2878.7
                                           2813.1
                                           2840.7
                                             2900
                                           2926.5
                                             3100
                                           3037.5
                                             3171
                                           3166.9
                              1994         3418.4
                                           3491.8
                                           3328.1
                                           3086.4
                                           3125.3
                                           2970.5
                                           2919.2
                                           3082.6
                                           3251.3
                                           3026.3
                                           3097.4
                                           3081.4
                                           3065.5
                                           2991.6
                                           3009.3
                                           3137.9
                                           3216.7
                                           3319.4
                                           3314.6
                                           3463.3
                                           3477.8
                                           3508.2
                                           3529.1
                                           3664.3
                              1996         3689.3
                                           3759.3
                                           3727.6
                                           3699.7
                                           3817.9
                                           3747.8
                                             3711
                                           3703.2
                                           3867.6
                                           3953.7
                                           3979.1
                                             4058
                                           4118.5
                                           4275.8
                                           4308.3
                                           4312.9
                                             4436
                                           4621.3
                                           4604.6
                                           4907.5
                                           4817.5
                                           5244.2
                                           4842.3
                                           4831.8
                              1998         5135.5
                                           5458.5
                                           5767.3
                                           5932.2
                                           5928.3
                                           5870.7
                                           5832.5
                                             5837
                                           5249.4
                                           5064.4
                                           5438.4
                                           5743.9
                                           5882.6
                                             5896
                                           6175.1
                                           6295.3
                                           6552.2
                                           6226.2
                                           6318.5
                                           6231.9
                                           6246.4
                                           6029.8
                                           6255.7
                                           6597.2
                              2000         6930.2
                                           6268.5
                                           6232.6
                                           6540.2
                                           6327.4
                                           6359.3
                                           6312.7
                                           6365.3
                                           6672.7
                                           6294.2
                                           6438.4
                                           6142.2
                                           6222.5
                                           6297.5
                                           5917.9
                                           5633.7
                                           5966.9
                                           5796.1
                                           5642.5
                                           5529.1
                                             5345
                                           4903.4
                                           5039.7
                                           5203.6
                              2002         5217.4
                                           5164.8
                                             5101
                                           5271.8
                                           5165.6
                                           5085.1
                                           4656.4
                                           4246.2
                                           4227.3
                                           3721.8
                                           4039.7
                                           4169.4
                                           3940.4
                                           3567.4
                                           3655.6
                                           3613.3
                                             3926
                                           4048.1
                                           4031.2
                                             4157
                                           4161.1
                                           4091.3
                                           4287.6
                                           4342.6
                              2004         4476.9
                                           4390.7
                                           4492.2
                                           4385.7
                                           4489.7
                                           4430.7
                                           4464.1
                                           4413.1
                                           4459.3
                                           4570.8
                                           4624.2
                                           4703.2
                                           4814.3
                                           4852.3
                                           4968.5
                                           4894.4
                                           4801.7
                                             4964
                                           5113.2
                                           5282.3
                                           5296.9
                                           5477.7
                                           5317.3
                              2006         5423.2
                                           5618.8
                                           5760.3
                                           5791.5
                                           5964.6
                         4/20/2006         6081.4

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with FTSE, which allows us and our affiliates, in exchange for a fee, to use the FTSE 100 Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with FTSE; the only relationship between FTSE and us is the licensing of the use of the FTSE 100 Index and trademarks relating to the FTSE 100 Index. All rights to the FTSE 100 Index are owned by FTSE, the publisher of the FTSE 100 Index. The Notes are not in any way sponsored, endorsed, sold or promoted by FTSE International Limited ("FTSE") or by the London Stock Exchange Plc (the "Exchange") or by The Financial Times Limited ("FT") and neither FTSE nor Exchange nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE(TM) 100 Index (the "Index") and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The Index is compiled and calculated by FTSE. However, neither FTSE nor Exchange nor FT shall be liable (whether in negligence or otherwise) to any person for any error in the Index and neither FTSE nor Exchange nor FT shall be under any obligation to advise any person of any error therein. "FTSE(TM)", "FTSE(R)", "FT-SE(R)", and "Footsie(R)" are trade marks of the London Stock Exchange Plc and The FinancIal Times Limited and are used by FTSE International Limited ("FTSE") under license. "All-World", "All-Share" and "All-Small" are trade marks of FTSE International Limited.

THE SWISS MARKET INDEX

We have derived all information regarding the Swiss Market Index (SMI)(R) (the "SMI Index") contained in this prospectus supplement from publicly available information without independent verification. Such information reflects the policies of, and is subject to change by, SWX Swiss Exchange (the "SMI Index

THE INDICES
--------------------------------------------------------------------------------

Sponsor"). The SMI Index Sponsor owns the copyright and all other rights to the SMI Index. The SMI Index Sponsor has no obligation to continue to publish, and may discontinue publication of, the SMI Index. We do not assume any responsibility for the accuracy or completeness of such information.

The SMI Index contains approximately 90% of the entire free float market capitalization of the Swiss equity market and is made up of a maximum of 30 of the largest and most liquid stocks from the SPI Large- and Mid- Cap segment (as described below). The SMI Index is primarily available as a non-dividend-corrected index (price index), but is also published under the designation SMIC(R) (SMI(R) cUm dividend) as a performance index. Your Notes will be linked to the SMI Index not the SMIC(R) index.

The basic universe for admission to the SMI Index is the Swiss Performance Index ("SPI"). In order to be admitted and remain in the SPI universe a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded. Stocks, which are not admitted to the SPI universe on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months.

To be admitted to the SMI Index, the market value of the security must amount to a minimum of 0.45% of the overall SPI capitalization as of June 30 of a given year. The determination of the rankings of a maximum of 30 securities from the stock universe is calculated through a combination of market capitalization and the percentage sales at the market value of each individual security. For a security to be admitted to the SMI Index it must have occupied rank 30 or above over four quarters and must occupy rank 25 or above as of June 30.

The SMI was introduced on June 30, 1988 at a baseline value of 1500 points. Its composition is examined once a year. Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI Index, an updated index level is calculated and displayed.

The SMI Index Return will be calculated based on the closing levels of the SMI Index, as reported by Bloomberg L.P. under ticker symbol "SMI."

THE INDICES
--------------------------------------------------------------------------------

STOCKS INCLUDED IN THE SMI INDEX

According to publicly available information as of April 20, 2006, securities comprising the SMI Index (the "SMI Index Constituent Stocks") consist of the Companies listed below. The weighting of each of the SMI Index Constituent Stocks within the SMI Index is also provided. All data listed below is as of April 20, 2006.

COMPANY                                     SECTOR                        WEIGHT
-------                                     ------                        ------
Novartis AG                                 Consumer, Non-cyclical        18.38%
Nestle SA                                   Consumer, Non-cyclical        15.85%
UBS AG                                      Financial                     14.61%
Roche Holding AG                            Consumer, Non-cyclical        13.51%
Credit Suisse Group                         Financial                      8.75%
Zurich Financial Services AG                Financial                      4.53%
ABB Ltd                                     Industrial                     3.62%
Compagnie Financiere Richemont AG           Consumer, Cyclical             3.46%
Swiss Reinsurance                           Financial                      3.12%
Holcim Ltd                                  Industrial                     1.89%
Syngenta AG                                 Basic Materials                1.79%
Julius Baer Holding AG                      Financial                      1.09%
Swiss Life Holding                          Financial                      1.00%
Adecco SA                                   Consumer, Non-cyclical         0.95%
Swisscom AG                                 Communications                 0.87%
Synthes Inc                                 Consumer, Non-cyclical         0.86%
Nobel Biocare Holding AG                    Consumer, Non-cyclical         0.78%
SGS SA                                      Consumer, Non-cyclical         0.75%
Swatch Group AG                             Consumer, Cyclical             0.74%
Givaudan                                    Basic Materials                0.68%
Ciba Specialty Chemicals AG                 Basic Materials                0.56%
Baloise Holding AG                          Financial                      0.54%
Clariant AG                                 Basic Materials                0.47%
Serono SA                                   Consumer, Non-cyclical         0.44%
Lonza Group AG                              Basic Materials                0.34%
Swatch Group AG                             Consumer, Cyclical             0.29%
Kudelski SA                                 Communications                 0.14%

SWX SWISS EXCHANGE

The SWX Swiss Exchange is a central link in the value chain of the Swiss financial marketplace. It organizes, operates and regulates key aspects of Switzerland's capital market. The SWX Swiss Stock Exchange is subject to Swiss law (the Federal Act on Stock Exchanges and Securities Trading, SESTA), which stipulates the concept of self-regulation and compliance with international standards. The SWX Swiss Exchange is supervised by the Swiss Federal Banking Commission ("SFBC").

The SWX Swiss Exchange trading subdivisions encompass: Shares, domestic bonds, international bonds (formerly referred to as Eurobonds), derivatives (warrants, structured financial products), exchange-traded funds and Investment funds.

The SWX Swiss Exchange is denominated in Swiss francs. The shares traded on SWX are mainly held in the Swiss-based accounts of domestic and international investors.

In the event of extraordinary situations, such as the large price fluctuations, decisions or information which are to be published shortly and which could have a significant influence on the market price (price-sensitive information), or other situations likely to hamper fair and orderly trading, the SWX Swiss Exchange may take all the measures which it deems necessary to maintain fair and orderly trading as far as possible. In addition, the SWX Swiss Exchange may engage in trading interventions which it considers

THE INDICES
--------------------------------------------------------------------------------

necessary, in particular by delaying the opening of trading in a security, interrupting or suspending continuous trading in a security, or delisting a security. The SWX Swiss Exchange informs participants if any measures taken.

HISTORICAL CLOSING LEVELS OF THE SMI INDEX

Since its inception, the SMI Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the SMI Index during any period shown below is not an indication that the value of the SMI Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical closing levels of the SMI Index do not give any indication of the future performance of the SMI Index. UBS cannot make any assurance that the future performance of the SMI Index or its component stocks will result in holders of the Notes receiving a positive return on their investment. The closing level of the SMI Index as of April 20, 2006 was 8,056.98.

The following graph sets forth the historical performance of the SMI Index from July 29, 1988 through April 20, 2006.

                                  [BAR CHART]

  [The following table was depicted as a bar chart in the printed materials.]

                              1988           1512
                                           1479.1
                                           1543.4
                                           1590.8
                                             1428
                                           1435.4
                                           1490.5
                                           1450.1
                                           1527.7
                                           1576.9
                                           1519.8
                                           1638.9
                                           1795.4
                                           1880.1
                                           1796.8
                                           1695.5
                                           1779.1
                                           1778.1
                              1990         1715.9
                                           1692.3
                                           1642.8
                                           1561.6
                                           1779.8
                                           1808.3
                                           1762.2
                                           1530.6
                                             1351
                                           1417.9
                                           1385.1
                                           1383.1
                              1991         1434.3
                                           1578.7
                                           1649.4
                                           1659.5
                                           1742.8
                                           1664.3
                                             1727
                                           1736.6
                                           1664.7
                                           1683.9
                                           1622.6
                                           1670.1
                              1992         1753.5
                                           1840.6
                                           1837.2
                                           1880.1
                                           1920.6
                                           1854.8
                                           1798.1
                                           1751.6
                                           1877.2
                                           1911.1
                                           1931.2
                                             2107
                              1993         2091.1
                                           2099.4
                                           2190.3
                                           2129.7
                                           2270.7
                                           2376.7
                                           2400.9
                                           2490.2
                                           2473.1
                                           2723.2
                                           2738.5
                                           2957.6
                              1994         3178.4
                                           2888.2
                                           2794.8
                                           2736.3
                                           2722.9
                                           2608.8
                                           2579.5
                                           2645.6
                                           2534.4
                                           2506.5
                                           2594.9
                                           2628.8
                              1995         2536.9
                                           2600.4
                                           2508.9
                                           2597.2
                                           2786.4
                                           2825.3
                                           2826.8
                                           2908.8
                                           3014.8
                                           3108.2
                                           3251.6
                                           3297.7
                              1996         3248.7
                                           3354.8
                                           3646.5
                                             3651
                                           3556.1
                                           3732.9
                                           3494.4
                                           3646.3
                                           3736.4
                                           3725.3
                                           3902.5
                                           3942.2
                              1997         4272.2
                                           4487.6
                                           4659.2
                                           4897.6
                                           5041.6
                                           5620.6
                                           5898.2
                                           5217.9
                                           5673.6
                                           5467.2
                                           5775.9
                                           6265.5
                              1998         6582.6
                                           7153.1
                                           7585.5
                                           7401.4
                                           7656.1
                                             7882
                                           8239.5
                                           6679.4
                                           5760.4
                                           6550.6
                                           7083.1
                                           7160.7
                              1999         7201.2
                                           7063.8
                                           7130.2
                                           7335.5
                                           6911.6
                                           6908.9
                                           6887.4
                                           7008.8
                                           6907.4
                                           7160.3
                                           7399.7
                                           7570.1
                              2000         6894.7
                                           6910.1
                                           7428.1
                                           7406.2
                                             7754
                                           7761.6
                                           8023.2
                                           8219.9
                                           7713.3
                                           7977.5
                                           7981.9
                                           8135.4
                              2001         8057.4
                                           7701.8
                                           7167.8
                                           7327.2
                                           7487.6
                                           7240.2
                                           6847.3
                                           6582.4
                                           6014.2
                                             6081
                                             6237
                                           6417.8
                              2002         6237.3
                                           6352.8
                                           6655.2
                                           6557.6
                                           6574.8
                                           5979.7
                                           5196.7
                                           5230.5
                                             4783
                                           4949.1
                                           5117.5
                                           4630.8
                              2003         4422.5
                                           4148.2
                                           4085.6
                                           4542.7
                                           4630.8
                                           4813.7
                                           5079.1
                                           5124.2
                                           5043.5
                                           5211.4
                                           5317.5
                                           5487.8
                              2004         5736.4
                                           5798.4
                                           5618.6
                                           5774.4
                                           5627.1
                                           5619.1
                                           5547.2
                                           5421.7
                                           5465.3
                                           5363.4
                                           5444.2
                                           5693.2
                              2005         5771.4
                                           5931.3
                                           5929.7
                                          5870.79
                                           6127.2
                                          6253.08
                                          6600.88
                                          6517.21
                                          6898.88
                                          7036.65
                                          7407.52
                                          7583.93
                                          7810.88
                                          7892.63
                                           8023.3
                         4/20/2006        8056.98

LICENSE AGREEMENT

We have entered into a non-exclusive license agreement with the SMI Index Sponsor, which allows us and our affiliates, in exchange for a fee, to use the SMI Index in connection with the issuance of certain securities, including the Notes. We are not affiliated with the SMI Index Sponsor; the only relationship between the SMI Index Sponsor and us is the licensing of the use of the SMI Index and trademarks relating to the SMI Index.

SMI Index Sponsor is under no obligation to continue the calculation and dissemination of the SMI Index. The Notes are not sponsored, endorsed, sold or promoted by the SMI Index. No inference should be drawn from the information contained in this prospectus supplement that the SMI Index Sponsor makes any representation or warranty, implied or express, to us, any holder of the Notes or any member of the public regarding the advisability of investing in securities generally, or in the Notes in particular, or the ability of the SMI Index to track general stock market performance.

THE INDICES
--------------------------------------------------------------------------------

The SMI Index Sponsor determines, composes and calculates the SMI Index without regard to the Notes. The SMI Index Sponsor has no obligation to take into account your interest, or that of anyone else having an interest, in the Notes in determining, composing or calculating the SMI Index. The SMI Index Sponsor is not responsible for, and has not participated in the determination of, the terms, prices or amount of the Notes and will not be responsible for, or participate in, any determination or calculation regarding the principal amount of the Notes payable at maturity. The SMI Index Sponsor has no obligation or liability in connection with the administration, marketing or trading of the Notes.

The SMI Index Sponsor disclaims all responsibility for any errors or omissions in the calculation and dissemination of the SMI Index or the manner in which the SMI Index is applied in determining any initial SMI Index Starting Level or SMI Index Ending Level or any amount payable upon maturity of the Notes.

THESE SECURITIES ARE NOT IN ANY WAY SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE SWX SWISS EXCHANGE AND THE SWX SWISS EXCHANGE MAKES NO WARRANTY OR REPRESENTATION WHATSOEVER, EXPRESS OR IMPLIED, EITHER AS TO THE RESULTS TO BE OBTAINED FROM THE USE OF THE SMI INDEX (THE "INDEX") AND/OR THE FIGURE AT WHICH THE SAID INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DAY OR OTHERWISE. THE INDEX IS COMPILED AND CALCULATED SOLELY BY THE SWX SWISS EXCHANGE. HOWEVER, THE SWX SWISS EXCHANGE SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE SWX SWISS EXCHANGE SHALL NOT BE UNDER ANY OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

SMI(R) is a registered trademark of the SWX Swiss Exchange.

--------------------------------------------------------------------------------

VALUATION OF THE NOTES

AT MATURITY. At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return.

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 110% of the Basket Return.

>     If the Basket Return is between 0% and -10%, you will receive $10.

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. ACCORDINGLY, IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

For further information concerning the calculation of the payment at maturity, see "What are the steps to calculate payment at maturity" on page S-4 and "Specific Terms of the Notes--Payment at Maturity" beginning on page S-28.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of each Basket Index on any day will affect the market value more than any other single factor. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand, exchange rates, the volatility of the Basket Indices, the level of interest rates and other economic conditions, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-9 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. The Notes are linked to the performance of a basket (the "Basket"), which is comprised of three equity indices (each a "Basket Index") weighted as follows:

      BASKET INDICES                                             WEIGHT
      -----------------------------------------------------------------
      S&P 500(R) Index ("S&P 500 Index") ......................     50%
      FTSE(TM) 100 Index ("FTSE 100 Index") ...................     30%
      Swiss Market Index (SMI)(R) ("SMI Index") ...............     20%

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATIONS

Your minimum investment is 10,000 Notes at a principal amount at $10.00 per Note (for a total minimum purchase of $100,000). Purchases in excess of the minimum amount may be made in integrals of one Note at a principal amount of $10.00 per Note. Purchases and sales made in the secondary market are not subject to the minimum investment of 10,000 Notes.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $10 principal amount of the Notes based on the Basket Return:

> If the Basket Return is positive, you will receive your principal plus an additional payment equal to 110% of the Basket Return. In this case, the payment at maturity will be calculated as follows:

            $10 + ($10 x (110% x Basket Return)).

>     If the Basket Return is between 0% and -10%, you will receive $10.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> If the Basket Return is less than -10%, you will lose 1% (or fraction thereof) of your principal for each percentage point (or fraction thereof) that the Basket Return is below -10%. For example, a Basket Return of -15.5% will result in a 5.5% loss of principal. In this case, the payment at maturity will be calculated as follows:

            $10 + ($10 x (Basket Return + 10%)).

IF THE BASKET HAS DECLINED BY MORE THAN 10% OVER THE TERM OF THE NOTES, YOU WILL LOSE SOME OF YOUR PRINCIPAL AT MATURITY.

The "Basket Return," which may be positive or negative, is the difference between the Basket Ending Level and the Basket Starting Level, expressed as a percentage of the Basket Starting Level, calculated as follows:

                           Basket Ending Level - Basket Starting Level
           Basket Return = -------------------------------------------
                                      Basket Starting Level

where the "Basket Starting Level" equals 100 and the "Basket Ending Level" will be calculated as follows:

100 x (1 + (50% of the S&P 500 Index Return + 30% of the FTSE 100 Index Return +
                         20% of the SMI Index Return)).

The "S&P 500 Index Return" is calculated based on the closing level of the S&P 500 Index on the trade date relative to the final valuation date and is calculated as follows:

S&P 500 Index Return = S&P 500 Index Ending Level - S&P 500 Index Starting Level
                       --------------------------------------------------------
                                       S&P 500 Index Starting Level

where the S&P 500 Index Starting Level is __ and the S&P 500 Index Ending Level will be the closing level of the S&P 500 Index on the final valuation date.

The "FTSE 100 Index Return" is calculated based on the closing level of the FTSE 100 Index on the trade date relative to the final valuation date and is calculated as follows:

                                      FTSE 100 Index Ending Level -
              FTSE 100 Index Return = FTSE 100 Index Starting Level
                                      -----------------------------
                                      FTSE 100 Index Starting Level

where the FTSE 100 Index Starting Level is __ and the FTSE 100 Index Ending Level will be the closing level of the FTSE 100 Index on the final valuation date.

The "SMI Index Return" is calculated based on the closing level of the SMI Index on the trade date relative to the final valuation date and is calculated as follows:

      SMI Index Return = SMI Index Ending Level - SMI Index Starting Level
                         -------------------------------------------------
                                       SMI Index Starting Level

where the SMI Index Starting Level is __ and the SMI Index Ending Level will be the closing level of the SMI Index on the final valuation date.

THE RETURN ON THE BASKET MAY BE NEGATIVE, AND AS A RESULT YOU MAY LOSE SOME OF YOUR INVESTMENT.

MATURITY DATE

The maturity date will be __ (a date we currently expect to be between October __, 2008 and January __, 2009 to be determined on the trade date), unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be __ (a date we currently expect to be between October __, 2008 and January __, 2009 to be determined on the trade date), unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following calendar day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than ten business days.

MARKET DISRUPTION EVENT

The calculation agent will determine the Basket Ending Level on the final valuation date. As described above, the final valuation date may be postponed, and thus the determination of the Basket Ending Level may be postponed if the calculation agent determines that, on the final valuation date, a market disruption event has occurred or is continuing for one or more of the Basket Indices. If such a postponement occurs, the calculation agent will use the closing level of the particular Basket Index on the first calendar day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Basket Ending Level be postponed by more than ten business days.

If the determination of the Basket Ending Level is postponed to the last possible day, but a market disruption event for one or more of the Basket Indices occurs or is continuing on that day, that day will nevertheless be the date on which the Basket Ending Level will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Basket Ending Level that would have prevailed in the absence of the market disruption event.

Any of the following will be a market disruption event:

> a suspension, absence or material limitation of trading in a material number of Basket Constituent Stocks in the relevant Basket Index for more than two hours or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> a suspension, absence or material limitation of trading in option or futures contracts relating to one or more of the Basket Indices or a material number of Basket Constituent Stocks in the relevant Basket Index in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in the relevant market, as determined by the calculation agent in its sole discretion;

> one or more of the Basket Indices are not published, as determined by the calculation agent in its sole discretion; or

> in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging."

The following events will not be market disruption events:

> a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market; or

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

> a decision to permanently discontinue trading in the option or futures contracts relating to one or more of the Basket Indices or any Basket Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to a Basket Index or any Basket Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "--Modification and Waiver of Covenants."

DEFAULT AMOUNT

The default amount for the Notes on any day will be an amount, in U.S. Dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

> the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

> the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

>     no quotation of the kind referred to above is obtained, or

> every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

> A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

> P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE BASKET INDICES; ALTERATION OF METHOD OF CALCULATION

If any Index Sponsor discontinues publication of its respective Basket Index and it or any other person or entity publishes a substitute index that the calculation agent determines is comparable to the particular Basket Index and approves such substitute index as a successor index, then the calculation agent will determine the Basket Ending Level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of one or more of the Basket Indices are discontinued and that there is no successor index on any date when the level of the particular Basket Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or one or more indices and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the particular Basket Index.

If the calculation agent determines that the securities included in the Basket Indices or the method of calculating a Basket Index have changed at any time in any respect that causes the Basket Index not to fairly represent the level of the Basket Index had such changes not been made or that otherwise affects the calculation of the Basket Ending Level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the particular Basket Index that it believes are

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

appropriate to ensure that the Basket Ending Level used to determine the amount payable on the maturity date is equitable. All determinations and adjustments to be made by the calculation agent with respect to the Basket Ending Level, the amount payable at maturity or otherwise relating to the level of the Basket Indices may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in the "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Basket Starting Level, the Basket Ending Level and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

USE OF PROCEEDS AND HEDGING

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to one or more of the Basket Indices and/or listed and/or over-the-counter options, futures or exchange-traded funds on Basket Constituent Stocks or one or more of the Basket Indices prior to and/or on the trade date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

>     acquire or dispose of securities of the issuers of Basket Constituent
      Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of any Basket Index or the value of the Basket Constituent Stocks,

> acquire or dispose of positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

>     any combination of the three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Basket Constituent Stocks, listed or over-the-counter options or futures on Basket Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of any Basket Index or other components of European or Asian equity markets.

THE HEDGING ACTIVITY DISCUSSED ABOVE MAY ADVERSELY AFFECT THE MARKET VALUE OF THE NOTES FROM TIME TO TIME. SEE "Risk Factors" on page S-9 FOR A DISCUSSION OF THESE ADVERSE EFFECTS.

--------------------------------------------------------------------------------

CAPITALIZATION OF UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF DECEMBER 31, 2005                                   CHF                USD
--------------------------------------------------------------------------------
                                                             (IN MILLIONS)
Debt
Debt issued(1) ...........................            270,434            205,663
                                                      -------            -------
Total Debt ...............................            270,434            205,663
Minority Interest(2) .....................              7,619              5,794
Shareholders' Equity .....................             44,324             33,708
                                                      -------            -------
Total capitalization .....................            322,377            245,165
                                                      =======            =======

----------
(1) INCLUDES MONEY MARKET PAPER AND MEDIUM TERM NOTES AS PER BALANCE SHEET POSITION BASED ON THE REMAINING MATURITIES.
(2)   INCLUDES TRUST PREFERRED SECURITIES.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.76049.

--------------------------------------------------------------------------------

SUPPLEMENTAL TAX CONSIDERATIONS

THE FOLLOWING IS A GENERAL DESCRIPTION OF CERTAIN UNITED STATES AND SWISS TAX CONSIDERATIONS RELATING TO THE NOTES. IT DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OF ALL TAX CONSIDERATIONS RELATING TO THE NOTES. PROSPECTIVE PURCHASERS OF THE NOTES SHOULD CONSULT THEIR TAX ADVISERS AS TO THE CONSEQUENCES UNDER THE TAX LAWS OF THE COUNTRY OF WHICH THEY ARE RESIDENT FOR TAX PURPOSES AND THE TAX LAWS OF SWITZERLAND AND THE UNITED STATES OF ACQUIRING, HOLDING AND DISPOSING OF THE NOTES AND RECEIVING PAYMENTS OF INTEREST, PRINCIPAL AND/OR OTHER AMOUNTS UNDER THE NOTES. THIS SUMMARY IS BASED UPON THE LAW AS IN EFFECT ON THE DATE OF THIS PROSPECTUS SUPPLEMENT AND IS SUBJECT TO ANY CHANGE IN LAW THAT MAY TAKE EFFECT AFTER SUCH DATE.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus). NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE NOTES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF YOUR INVESTMENT IN NOTES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISER AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR NOTES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR NOTES.

In the opinion of our counsel, Sullivan & Cromwell LLP, it would be reasonable to treat your Notes as a pre-paid cash-settled forward contract with respect to the Basket Indices and the terms of your Notes require you and us (in the absence of an administrative or judicial ruling to the contrary) to treat your Notes for all tax purposes in accordance with such characterization. If your Notes are so treated, you would recognize capital gain or loss upon the sale or maturity of your Notes in an amount equal to the difference between the amount realized at such time and your tax basis in the Notes. In general, your tax basis in your Notes would be equal to the price you paid for it. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held more than one year. The deductibility of capital losses is subject to limitations. Your holding period for your Notes will generally begin on the date after the issue date (i.e., the settlement date) for your Notes and, if you hold your Notes until maturity, your holding period will generally include the maturity date.

ALTERNATIVE TREATMENT. Alternatively, it is possible that your Notes should be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If your Notes are so treated, you would be required to accrue interest income over the term of your Notes based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Notes. You would recognize gain or loss upon the sale, redemption or maturity of your Notes in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Notes. In general, your adjusted basis in your Notes would be equal to the amount you paid for your Notes, increased by the amount of interest you previously accrued with respect to your Notes. Any gain you recognize upon the sale, redemption or maturity of your Notes would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Notes, and thereafter, would be capital loss.

If your Notes are treated as contingent debt instruments and you purchase your Notes in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of your Notes, such

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Notes in the secondary market, you should consult your tax adviser as to the possible application of such rules to you.

Because of the absence of authority regarding the appropriate tax characterization of your Notes, it is possible that the Internal Revenue Service could seek to characterize your Notes in a manner that results in tax consequences to you that are different from those described above. For example, the Internal Revenue Service could possibly assert that any gain or loss that you recognize upon the maturity of the Notes should be treated as ordinary gain or loss. You should consult your tax adviser as to the tax consequences of such characterization and any possible alternative characterizations of your Notes for U.S. federal income tax purposes.

NON-UNITED STATES HOLDERS. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you may be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST

Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION

Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES

There is no tax liability in Switzerland in connection with the issue, turnover and redemption of the Notes. However, the Notes sold through a bank or other securities dealer resident in Switzerland or Liechtenstein might be subject to Securities Turnover Tax.

RESIDENTS OF SWITZERLAND

If you are an individual resident in Switzerland for tax purposes and hold Notes as your private property, you should consult with your own tax advisor. It is possible that, for Swiss income tax purposes, your investment in Notes may be treated as an investment in bonds with a variable one-time return. Thus, if you hold your Notes until maturity, you may be taxed upon any proceeds from the repayment in excess of the principal amount initially invested. If you sell your Notes to a third party prior to maturity, you may be taxed upon the difference between the sale proceeds and your initially invested amount.

--------------------------------------------------------------------------------

ERISA CONSIDERATIONS

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account, Keogh plan or other plan or account that is subject to Section 4975 of the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

--------------------------------------------------------------------------------

SUPPLEMENTAL PLAN OF DISTRIBUTION

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to __% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC, or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., and any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless stated otherwise in the confirmation of sale delivered by UBS or its agent, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

We expect to deliver the Notes against payment for the Notes on or about the fifth business day following the date of the pricing of the Notes. Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade Notes on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Notes initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

--------------------------------------------------------------------------------

PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary ..........................................     S-1
Risk Factors ...........................................................     S-9
The Indices ............................................................    S-15
Valuation of the Notes .................................................    S-27
Specific Terms of the Notes ............................................    S-28
Use of Proceeds and Hedging ............................................    S-34
Capitalization of UBS ..................................................    S-35
Supplemental Tax Considerations ........................................    S-36
ERISA Considerations ...................................................    S-38
Supplemental Plan of Distribution ......................................    S-39

PROSPECTUS

Introduction ...........................................................       3
Cautionary Note Regarding Forward-Looking Statements ...................       5
Incorporation of Information About UBS AG ..............................       7
Where You Can Find More Information ....................................       8
Presentation of Financial Information ..................................       9
Limitations on Enforcement of U.S. Laws Against UBS AG, Its
  Management and Others ................................................      10
Capitalization of UBS ..................................................      10
UBS ....................................................................      11
Use of Proceeds ........................................................      13
Description of Debt Securities We May Offer ............................      14
Description of Warrants We May Offer ...................................      36
Legal Ownership and Book-Entry Issuance ................................      53
Considerations Relating to Indexed Securities ..........................      59
Considerations Relating to Securities Denominated or Payable in or
  Linked to a Non-U.S. Dollar Currency .................................      62
U.S. Tax Considerations ................................................      65
Tax Considerations Under the Laws of Switzerland .......................      76
ERISA Considerations ...................................................      78
Plan of Distribution ...................................................      79
Validity of the Securities .............................................      82
Experts ................................................................      82

--------------------------------------------------------------------------------

[LOGO OF UBS]

PARTIAL
PRINCIPAL
PROTECTED
NOTES

UBS AG $__ NOTES
LINKED TO AN INDEX BASKET
DUE ON OR ABOUT __, 2009

PROSPECTUS SUPPLEMENT

APRIL __, 2006
(TO PROSPECTUS DATED MARCH 27, 2006)

UBS INVESTMENT BANK
UBS FINANCIAL SERVICES INC.